UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)                                          May 13, 2004

OPTION CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19878	36-3791193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Half Day Road, Suite 300 Buffalo Grove, Illinois		60089
(Address of Principal Executive Offices)		(Zip Code)

(847) 465-2100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5:  OTHER EVENTS

On May 13, 2004, Option Care, Inc. issued a press release to announce that its Board of Directors instituted a quarterly dividend policy and declared an initial dividend of $0.02 per share for the quarter ended March 31, 2004.  The dividend is payable on June 15, 2004 to shareholders of record as of June 1, 2004.  The full text of the press release is attached hereto as Exhibit 99.1.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                  Exhibits.

99.1                           Option Care Press Release dated May 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTION CARE, INC.

	By:	/s/ Paul Mastrapa
Paul Mastrapa
Senior Vice President and
Chief Financial Officer

Dated: May 19, 2004